Exhibit 4.3

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Incysus Therapeutics, Inc.

WARRANT TO PURCHASE SERIES A PREFERRED STOCK

Warrant Series: 2018-A	No. PAW-[__]	May 7, 2018
Void After May 7, 2023

This Certifies That, for value received, [___________________________], with its principal office at [__________________________], or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Incysus Therapeutics, Inc., a Delaware corporation, with its principal office at 79 Madison Avenue, 2nd Floor, New York, NY 10016 (the “Company”) up to [____________________ (_____)] shares of the Series A Preferred Stock of the Company (the “Preferred Stock”).

Immediately prior to the closing of the Company’s initial public offering, this Warrant shall become exercisable for that number of shares of Common Stock of the Company into which the shares of Preferred Stock issuable under this Warrant would then be convertible, so long as such shares, if this Warrant has been exercised prior to such offering, would have been converted into shares of the Company’s Common Stock pursuant to the automatic conversion provisions (or otherwise) of the Company’s Certificate of Incorporation.

This Warrant is being issued as part of a series of warrants designated by the Warrant Series above (collectively, the “Warrants”) and issued in a series of multiple closings to certain persons and entities (collectively, the “Holders”). The Company shall maintain a ledger of all Holders. Unless indicated otherwise herein, the number of shares of Preferred Stock that Holder may purchase by exercising this warrant is equal to [__].

1.            Definitions. As used herein, the following terms shall have the following respective meanings:

(a)           “Exercise Period” shall mean the period commencing with the date hereof and ending five (5) years later, unless sooner terminated as provided below.

(b)           “Exercise Price” shall mean $0.0001 per share, subject to adjustment pursuant to Section 6 below.

(c)           “Exercise Shares” shall mean the shares of the Company’s Preferred Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 6 below.

1.

(d)           “Majority Holders” means the Holders of a majority of the Exercise Shares.

(e)           “Purchase Agreement” means the Series A Stock Purchase Agreement between the Company, the Holders and the other parties thereto, dated as of May 7, 2018.

2.            Exercise of Warrant. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)           An executed Notice of Exercise in the form attached hereto;

(b)           Payment of the Exercise Price in cash or by check; and

(c)           This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1          Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Preferred Stock computed using the following formula:

X = Y (A-B)

A

Where	X =	the number of shares of Preferred Stock to be issued to the Holder

	Y =	the number of shares of Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

2.

A =	the fair market value of one share of the Company’s Preferred Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Preferred Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise.

3.            Covenants of the Company.

3.1          Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Preferred Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock to such number of shares as shall be sufficient for such purposes.

3.2          Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.            Representations of the Company. The Company hereby represents and warrants to the Holder as of the date of this Warrant as follows:

4.1          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business (a “Material Adverse Effect”).

3.

4.2          Corporate Power. The Company has all requisite corporate power to issue this Warrant and to carry out and perform its obligations under this Warrant. The Company’s Board of Directors (the “Board”) has approved the issuance of this Warrant based upon a reasonable belief that the issuance of this Warrant is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

4.3          Authorization. All corporate action on the part of the Company, the Board and the Company’s stockholders necessary for the issuance and delivery of this Warrant has been taken. This Warrant constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any securities issued upon exercise of this Warrant, when issued in compliance with the provisions of this Warrant, will be validly issued, fully paid, nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

4.4          Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of this Warrant has been obtained.

4.5          Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would have a Material Adverse Effect.

4.6          Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect. The execution, delivery and performance of this Warrant will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

4.

4.7          No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Warrant, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) the Holder, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and the Holder.

4.8          Offering. Assuming the accuracy of the representations and warranties of the Holder contained in Section 5 below, the offer, issue and sale of this Warrant and the Exchange Shares are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.9          Use of Proceeds. The Company shall use the proceeds of this Warrant solely for the operations of its business, and not for any personal, family or household purpose.

5.           Representations of Holder.

5.1          Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

5.2          Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 4 above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Warrant and the Exercise Shares, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the Exercise Shares and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

5.3          Ability to Bear Economic Risk. The Holder acknowledges that investment in the Warrant and the Exercise Shares involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Warrant and the Exercise Shares for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

5.4          Securities Are Not Registered.

(a)            The Holder understands that the Warrant and the Exercise Shares have not been registered under the Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

5.

(b)          The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c)          The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

5.5         Disposition of Warrant and Exercise Shares.

(a)          The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)              The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)             There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)           The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

(b)         The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

6.

5.6          Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

5.7          No “Bad Actor” Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph, and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

5.8          Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Holder hereby represents that he, she or it has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Warrant, including (A) the legal requirements within the Holder’s jurisdiction for the purchase of the Warrant and the Exercise Shares, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Warrant and the Exercise Shares. The Holder’s subscription, payment for and continued beneficial ownership of the Warrant and the Exercise Shares will not violate any applicable securities or other laws of the Holder’s jurisdiction.

5.9          Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

6.            Adjustment of Exercise Price. In the event of changes in the outstanding Preferred Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that (i) such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 8 below and (ii) no adjustment shall be made that reduces the Exercise Price to less than the par value per share of the Preferred Stock. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

7.

7.             Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

8.             Early Termination. In the event of, at any time during the Exercise Period, an initial public offering of securities of the Company registered under the Act, or any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, the Company shall provide to the Holder five (5) days advance written notice of such public offering, reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets, and this Warrant shall automatically be deemed exercised in accordance with the provisions of Section 2.1 hereof unless exercised by Holder prior to the date such public offering is closed or the occurrence of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets.

9.             Market Stand-Off Agreement. Holder hereby agrees that Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock (or other securities) of the Company held by Holder (other than those included in the registration) during the 180-day period following the effective date of the initial public offering ; provided, that all officers and directors of the Company are bound by and have entered into similar agreements. Holder further agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period. Holder agrees that any transferee of the Warrant (or other securities) of the Company held by Holder shall be bound by this Section 9. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

8.

10.           No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

11.           Transfer of Warrant. This Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon prior written consent of the Company (which may be withheld for any reason) and delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall (i) sign an investment letter in form and substance satisfactory to the Company and (ii) become a party to the Investors’ Rights Agreement, the Voting Agreement and the Right of First Refusal and Co-Sale Agreement (each as defined in the Purchase Agreement) as an “Investor” thereunder.

12.           Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13.           Notices, etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at [___________________] or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

14.           Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

15.           Amendment and Waiver. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder. In addition, any term of this Warrant may be amended or waived with the written consent of the Company and the Majority Holders. Upon the effectuation of such waiver or amendment with the consent of the Majority Holders in conformance with this paragraph, such amendment or waiver shall be effective as to, and binding against the holders of, all of the Warrants, and the Company shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment or waiver.

9.

16.           Waiver of Conflicts. Each party to this Warrant acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent the Holder or the Holder’s affiliates in matters unrelated to the transactions contemplated by this Warrant (the “Transactions”), including representation of the Holder or the Holder’s affiliates in matters of a similar nature to the Transactions. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Transactions solely on behalf of the Company. The Company and the Holder hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the Transactions, Cooley has represented solely the Company, and not any Holder or any stockholder, Board member or employee of the Company or director, stockholder or employee of the Holder; and (iii) gives the Holder’s informed consent to Cooley’s representation of the Company in the Transaction.

17.           Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

10.

In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of May 7, 2018.

Incysus Therapeutics, Inc.

By:
Name:	William Ho
Title:	Chief Executive Officer

Address:

NOTICE OF EXERCISE

TO: Incysus Therapeutics, Inc.

(1)          ☐            The undersigned hereby elects to purchase ________ shares of the Series A Preferred Stock of Incysus Therapeutics, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Please issue a certificate or certificates representing said shares of Series A Preferred Stock in the name of the undersigned or in such other name as is specified below:

________________________

(Name)

________________________

________________________

(Address)

(3)           The undersigned represents that (i) the aforesaid shares of Series A Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Series A Preferred Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Series A Preferred Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Series A Preferred Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

For Value Received, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: __________, 20__

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.